Exhibit 21

Subsidiaries of The Marcus Corporation as of December 26, 2024

The Marcus Corporation owns equity in the following entities:
Name State of Organization
B&G Realty, LLC Wisconsin
Café Refreshments, LLC Wisconsin
Hospitalitas Indemnity, Inc. Delaware
Marcus Consid, LLC Wisconsin
Marcus Hotels, Inc. Wisconsin
Marcus Theatres, LLC Wisconsin
MCS Capital, LLC Wisconsin
Moorhead Green, LLC Delaware

B&G Realty, LLC is the sole member of the following limited liability companies:
Name State of Organization
Marcus Southridge Development, LLC Wisconsin
MH Exchange III, LLC Wisconsin
MH Exchange IV, LLC Wisconsin
MH Exchange V, LLC Delaware
MH Exchange VI, LLC Delaware

Bullseye Investors, LLC is a 33.33% Class A member of the following limited liability company:
Name State of Organization
MPLS Acquisition, LLC Delaware

Igloo Acquisition, LLC is the sole member of the following limited liability company:
Name State of Organization
Igloo Acquisition Owner, LLC Delaware

Marcus Bullseye, LLC is a 33.33% Class B member of the following limited liability company:
Name State of Organization
MPLS Acquisition, LLC Delaware

Marcus Bullseye, LLC is a 33.33% member of the following limited liability company:
Name State of Organization
MPLS Acquisition Manager, LLC Minnesota

Marcus Bullseye, LLC is a 74% member of the following limited liability company:
Name State of Organization
Bullseye Investors, LLC Delaware

Marcus Cinemas of Minnesota and Illinois, LLC owns all of the equity in the following entity:
Name State of Organization
Marcus Cinemas of Wisconsin, LLC Wisconsin
Marcus West End, LLC Wisconsin
P-Corn Acquisition Missouri, LLC Missouri

Marcus Cinemas of Wisconsin, LLC is the sole member of the following limited liability company:

Name State of Organization
MMT Texny, LLC Texas

Marcus Development, LLC is the sole member of the following limited liability companies:
Name State of Organization
Marcus Management Las Vegas, LLC Nevada
Platinum Condominium Development, LLC Nevada
Platinum Holdings Las Vegas, LLC Nevada

Marcus Hotels, Inc. owns all of the equity in the following entities:
Name State of Organization
Grand Geneva, LLC Wisconsin
International Exports, LLC Wisconsin
Marcus Bloomington, LLC Minnesota
Marcus Bullseye Mgmt, LLC Wisconsin
Marcus Bullseye, LLC Wisconsin
Marcus Development, LLC Wisconsin
Marcus Edgewater, LLC Wisconsin
Marcus Hotels Hospitality, LLC Wisconsin
Marcus Lincoln Hotel, LLC Delaware
Marcus North Hollywood, LLC Wisconsin
Marcus Omaha, LLC Wisconsin
Marcus RS, LLC Wisconsin
Marcus SCHIL, LLC Wisconsin
Marcus Steel City, LLC Wisconsin
Marcus W, LLC Wisconsin
MH Exchange Holdings, LLC Wisconsin
Milwaukee City Center, LLC Wisconsin
Pfister, LLC Wisconsin
Rush Ontario, LLC Delaware
SHIP, LLC Wisconsin

Marcus Midwest, LLC is the sole member of the following limited liability company:
Name State of Organization
MMT Lapagava, LLC Wisconsin

Marcus Steel City, LLC is a 10% member of the following limited liability company:
Name State of Organization
Igloo Acquisition, LLC Delaware

Marcus Theatres, LLC owns all of the equity in the following entities:
Name State of Organization
Family Entertainment, LLC Wisconsin
Marcus Cinemas of Minnesota and Illinois, LLC Illinois
Marcus Cinemas of Ohio, LLC Wisconsin
Marcus Midwest, LLC Wisconsin
Nebraska Entertainment, Inc. Nebraska
P-Corn Acquisitions of Minnesota and Illinois, LLC Wisconsin

MH Exchange Holdings, LLC is the sole member of the following limited liability company:

Name State of Organization
MH Exchange, LLC Wisconsin

MPLS Acquisition, LLC is the sole member of the following limited liability company:
Name State of Organization
MPLS Acquisition Owner, LLC Delaware